UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2013 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On May 2, 2013, hhgregg, Inc. announced that its Offer to Exchange Certain Options for New Options (the “Offer”), previously launched on April 2, 2013 and amended on April 17, 2013, expired at 11:59 p.m., Eastern Daylight Savings Time on Tuesday, April 30, 2013. Pursuant to the Offer, hhgregg accepted for cancellation eligible options to purchase an aggregate of 898,665 shares of its common stock from 58 participants, representing approximately 30.7% of the total shares of such common stock. On Wednesday, May 1, 2013, hhgregg granted new options to participants to purchase an equal number of shares of common stock in exchange for the cancellation of the tendered options. The exercise price per share of the New Options granted in the Offer to Exchange is $13.56, the closing price of hhgregg's Common Stock as reported by the New York Stock Exchange on May 1, 2013. To mark the completion of the Offer, on May 2, 2013, hhgregg filed a final amendment to its Schedule TO describing the results of the Offer.
The press release attached hereto as Exhibit 99.1 also includes hhgregg's announcement of the completion of the Offer and filing of the final amendment to the Schedule TO.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated as of May 2, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: May 2, 2013	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated as of May 2, 2013